EXHIBIT 5(a)

                              THELEN REID & PRIEST LLP
                                40 WEST 57TH STREET
                           NEW YORK, NEW YORK 10019-4097


                                           December 20, 1999

Texas Utilities Company
1601 Bryan Street
Dallas, Texas 75201

Ladies and Gentlemen:

              Referring to the Registration Statement on Form S-8 to be filed by Texas Utilities Company, doing business as TXU Corp ("Company"), on or about the date hereof with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, for the registration of up to 800,000 shares of the Company's common stock, without par value ("Stock"), to be offered from time to time in connection with the Deferred and Incentive Compensation Plan of the Texas Utilities Company System (the "Plan") and of an indeterminate amount of interests in the Plan, we are of the opinion that:

              1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

              2. All requisite action necessary to make valid the interests in the Plan has been taken.

             The Plan comtemplates the purchase on the open market of shares of Stock to be held in trust for the Plan. Any such shares so purchased will be validly issued, fully paid and non-assessable.

              We are members of the New York Bar and do not hold ourselves out as experts on the laws of the State of Texas. As to all matters of Texas law, we have with your consent relied upon an opinion of even date herewith addressed to you by Worsham, Forsythe & Wooldridge, L.L.P., of Dallas, Texas, General Counsel for the Company, which is being filed as an exhibit to the Registration Statement.

              We hereby consent to the use of our name in the Registration Statement, and to the filing of this opinion with the Commission as an exhibit to the Registration Statement.

                                            Very truly yours,

                                            /s/ Thelen Reid & Priest LLP

                                            THELEN REID & PRIEST LLP